EXHIBIT 99.1

Joel P. Moskowitz	Phil Bourdillon/Gene Heller
Chief Executive Officer	Silverman Heller Associates
(714) 549-0421, x8261	(310) 208-2550
CERADYNE, INC. RECEIVES ORDER FOR
LIGHTWEIGHT HEMTT (Heavy Expanded Mobility Tactical Truck)
PROTOTYPE ARMOR KIT
Costa Mesa, Calif.—February 5, 2008—Ceradyne, Inc. (NASDAQ: CRDN) announced it has received an initial order for its B-Kit prototype armor kit from Oshkosh Truck Corporation for a lightweight HEMTT A3 crew cab armor appliqué program. This prototype order, in excess of $200,000, is scheduled to be completed in the second quarter of 2008.
Marc King, President of Ceradyne Armor Systems, Inc., commented: “We are pleased to have received this prototype order as it will incorporate Ceradyne’s LTAS (Long Term Armor Strategy) certified design. We believe that the Ceradyne armor solution shall result in a cost effective lightweight armor program.”
Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel and commercial applications. Additional information about the Company can be found at www.ceradyne.com.
Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the fiscal year ended dated December 31, 2006 and its Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission.
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